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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-56765 and 333-61727) and in the Registration Statements on Form S-8 (Nos. 333-10697, 333-38871, and 333-62275) of Hyperion Solutions Corporation of our report dated October 5, 1998 appearing in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
October 9, 1998